Execution Copy

Dated 23 March 2004

POLY TECHNOLOGIES, INC.
and
ITALIAN MOTORS (SALES & SERVICE) LTD
and
FERRARI S.p.A.

ARTICLES OF ASSOCIATION
of
Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.

Linklaters
Linklaters Shanghai Office
28th Floor, HSBC Tower
101 Yin Cheng East Road
Pudong New Area,
Shanghai 200120
The People’s Republic of China

Telephone (86-21) 6841 5858
Facsimile (86-21)6841 5656

TABLE OF CONTENTS

Contents		Page
1	GENERAL PROVISIONS AND DEFINITIONS
2	INTERPRETATION
3	PARTIES
4	ESTABLISHMENT
5	SCOPE OF BUSINESS
6	TOTAL INVESTMENT AMOUNT AND REGISTERED CAPITAL
7	FINANCE
8	BOARD
9	POWERS AND FUNCTIONS OF BOARD
10	BOARD MEETINGS
11	MANAGEMENT
12	ACCOUNTING AND FINANCE MANAGEMENT
13	LABOUR MANAGEMENT
14	TAXES AND PROFIT DISTRIBUTION
15	FOREIGN EXCHANGE
16	JOINT VENTURE TERM
17	TERMINATION
18	EXIT OPTIONS
19	SETTLEMENT OF DISPUTES
20	DISSOLUTION AND LIQUIDATION
21	MISCELLANEOUS

ARTICLES OF ASSOCIATION
OF
Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.

1 GENERAL PROVISIONS AND DEFINITIONS

In accordance with the PRC Sino-Foreign Equity Joint Venture Law and other relevant laws and regulations of the PRC, Poly Technologies, Inc., a limited liability company. incorporated under the laws of the PRC (“Poly Technologies”), Italian Motors (Sales & Service) Ltd, a joint stock limited liability company incorporated under the laws of the Hong Kong Special Administrative Region (“Italian Motors”), and Ferrari S.p.A., a limited liability,, company incorporated under the laws of Italy (“Ferrari”, Ferrari, Italian Motors and Poly Technologies are hereinafter each as a “Party” and jointly as the “Parties”), adhering the principles of equality and mutual benefit and after friendly consultations, have agree to jointly invest in and establish a Sino-foreign equity joint venture in Waigaoqiao Free Trade Zone, Shanghai, PRC by the name of Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.” (the “EJV”). These Articles of Association of the EJV shall become effective on the date they are approved by the Approval Authority.

Unless expressly provided otherwise or the context otherwise requires, the words and expressions in bold in the Chinese version of these Articles of Association (these “Articles”), and the words and expressions with capitalised initials in the English version of these Articles have the meanings ascribed to them in Schedule 1 of the Equity Joint Venture Contract concluded by the Parties on _______________ 2004 (the “JV Contract”).

2 INTERPRETATION

Unless otherwise expressly provided herein or where the context otherwise requires, the rules of interpretation set out in Clause 2 of the JV Contract shall apply to these Articles.

3 PARTIES

The Parties to the EJV are:

3.1	Poly Technologies, Inc., a limited liability company incorporated under the laws of the PRC with its registered office at 11/F Poly Plaza, 14 Dongzhimen Nandajie, Dongcheng District, Beijing, PRC.

The legal representative of Poly Technologies is:

Name: Mr Chen Hong Sheng
Position: Chairman of the board
Nationality: Chinese

3.2	Italian Motors (Sales & Service) Ltd, a joint stock limited liability company incorporated under the laws of the HKSAR with its registered office at 90 Sung Wong Tol Road, To Kwa Wan, Kowloon, HKSAR.

The legal representative of Italian Motors is:

Name:  Mr Lee Man Fai Richard
Position:  Chairman of the board
Nationality: British

3.3	Ferrari S.p.A., a limited liability company incorporated under the laws of Italy with its registered office at Via Abetone Inferiore 4, 41053 Maranello (Modena), Italy.

The legal representative of Ferrari is:

Name:  Mr. Luca Cordero di Montezemolo
Position:  Chairman of the board
Nationality: Italian

4 ESTABLISHMENT

4.1 Establishment

In accordance with the EJV Law, the EJV Regulations and other Relevant Laws and Regulations of the PRC, the Parties agree to establish a Sino-foreign equity joint venture on the terms and conditions of the JV Contract and these Articles.

4.2 Name and Address

4.2.1	The name of the EJV shall be “法拉利津籲拉签汽然國楥獁易(上海)有榰公司”in Chinese and “Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.”in English.

4.2.2	The legal address of the EJV shall be at Room 202, Building A, 459 Fu Te Xi Yi Road, Waigaoqiao Free Trade Zone, Shanghai, PRC.

4.3 Limited Liability EJV

4.3.1
The EJV shall be a limited liability company with enterprise legal person status under the Relevant Laws and Regulations of the PRC. The liability of each Party shall be limited to the amount it has agreed to contribute to the registered capital of the EJV pursuant to these Articles.

4.3.2	The Parties shall share the profits and bear the losses of the EJV in accordance with the terms set out in the JV Contract and these Articles.

4.4 Compliance with PRC Laws

The activities of the EJV shall be governed and protected by the Relevant Laws and Regulations of the PRC. The EJV shall enjoy all the protection, privileges, rights and benefits conferred by the Relevant Laws and Regulations of the PRC and by policies of the Government Authorities relating to foreign investment.

5 SCOPE OF-BUSINESS

5.1 Purpose

The purpose of the Parties in establishing the EJV is to strengthen economic and technological co-operation between the Parties, to bring into play the respective strengths of the Parties and to enable the Parties to achieve satisfactory economic benefits.

5.2 Scope of Business

5.2.1
The EJVs scope of business shall be the import, distribution and sale in relation to Ferrari and Maserati cars, and spare parts and optional car accessories; international trade, entrepot trade, trade among enterprises located in free trade zones and trade with enterprises not located in free trade zones through import and export agency; simple commercial processing; and business and trade consulting services within the WGQ FTZ.

5.2.2	If the above business scope is approved by the relevant Approval Authorities in a form different from the above, then the version set out in the Business Licence shall prevail.

6 TOTAL INVESTMENT AMOUNT AND REGISTERED CAPITAL

6.1 Total Investment Amount

The total investment amount of the EJV shall be US$6 million.

6.2 Registered Capital

6.2.1	The registered capital of the EJV shall be US$3 million.

6.2.2
Poly Technologies shall contribute the RMB equivalent (calculated using the Exchange Rate on each Capital Contribution Date) of US$0.9 million which represents 30% of the registered capital of the EJV.

6.2.3	Italian Motors shall contribute US$0.9 million which represents 30% of the registered capital of the EJV.

6.2.4	Ferrari shall contribute US$1.2 million which represents 40% of the registered capital of the EJV.

6.3 Form of Contribution

6.3.1	PoIy Technologies shall contribute to the registered capital of the EJV in the form of cash in RMB.

6.3.2	Italian Motors shall contribute to the registered capital of the EJV in the form of cash in US Dollars.

6.3.3	Ferrari shall contribute to the registered capital of the EJV in the form of cash in US Dollars.

6.4 Timing of Contributions

Each of the Parties shall make its capital contribution in full pursuant to Articles 6.2 and 6.3 on the Capital Contribution Date.

6.5 Contribution Certificates

After the capital contribution has been made by any Party, the EJV shall require the Auditor to verify the contribution and issue a capital verification report to the EJV. UOfl th r&pt of the capital verification report, the EJV shall issue a contribution certificate to the contributing Party signed by the Chairman, confirming the amount of capital contribution to the registered capital of the EJV made by that Party.

Li

6.6 Decrease or Increase of Registered Capital

During the Joint Venture Term, the registered capital of the EJV may only be increased or decreased subject to:

6.6.1	the EJV complying with the Relevant Laws and Regulations of the PRC;

6.6.2	the EJV obtaining all necessary approvals from the relevant Government Authorities; and

6.6.3	obtaining approval of the Board in accordance with Articles 9.1.2 and 9.3.2.

7 FINANCE

7.1 Additional Finance

The difference between the total investment amount and registered capital of the EJV, upon Board approval, may be financed by loans raised in the name of the EJV from domestic or international lenders pursuant to the Relevant Laws and Regulations of the PRC and provided that the total debt/equity ratio of the EJV shall comply with the Relevant Law and Regulations of the PRC and in any case shall not exceed one.

7.2 Restrictions

Any external financing raised by the EJV shall not confer any right on any lender to subscribe for registered capital of the EJV or to participate in the Business.

8 BOARD

8.1 Establishment

The EJV shall establish the Board on the Establishment Date.

8.2 Composition

The Board shall consist of seven Directors.

8.3 Directors

8.3.1
Ferrari shall appoint three Directors, Italian Motors shall appoint two Directors and Poly Technologies shall appoint two Directors, by notice to the other Parties and submit notification of such appointments and other relevant documents relating to such appointments to the SAIC prior to the Establishment Date.

8.3.2
The term of each Director shall be four years. Upon expiry of his current term, the Party which appointed the Director may reappoint him for a further term not exceeding four years by notice to the other Parties.

8.3.3
A Party may, at any time, remove and replace any Director appointed by it by NOTICE TO THE OTHER Parties. The Party removing the Director appointed by its shall be solely responsible for paying any compensation for loss of office or all other claims made by such Director in relation to his or her removal from office.

8.3.4
If a seat on the Board is vacated by the retirement, removal, resignation, illness, disability or death of any Director, the original appointing Party shall within 20 Business Days appoint a successor to serve out the remaining term of the outgoing Director.

8.3.5
A Director, in his capacity as Director, shall not receive remuneration from the EJV, other than reimbursement for any reasonable expenses incurred by him in attending Board meetings. For the avoidance of doubt, nothing in this Article 8.3.5 shall prohibit a Director from receiving remuneration from the EJV in respect of any other position (including the positions of the Chief Executive Officer, General Manager and Chief Financial Officer) concurrently held by that Director at the EJV.

8.4 Chairman

8.4.1
A Director appointed by Italian Motors, Mr Lee Man Fai Richard, shall be appointed as the first Chairman of the EJV. Ferrari shall be entitled to appoint a Director appointed by it to act as Chairman if Mr Lee Man Fai Richard is removed from the office of Chairman for any reason. Any removal of Mr Lee Man Fai Richard from the office of Chairman shall require the approval of at least 4/7 of the members of the Board including the affirmative votes of the three Directors appointed by Ferrari.

8.4.2	The Chairman shall have the same voting rights as any other Director.

8.4.3
The Chairman shall be the legal representative of the EJV. The Chairman shall not take any action or make any commitment on behalf of the EJV without prior authorisation from the Board in the form of a Board resolution. Italian Motors shall procure that the Chairman that it appoints shall comply with this Article 8.4.3. Italian Motors shall compensate the EJV and the other Parties for any direct or indirect losses, damages, costs, expenses, liabilities and claims suffered by the EJV or by the other Parties as a result of the Chairman appointed by Italian Motors acting in contravention of this Article 8.4.3.

9 POWERS AND FUNCTIONS OF BOARD

9.1
The Board shall be the highest authority of the EJV. The Board shall be responsible for directing and supervising the management of the EJV. The Board shall decide all major matters in relation to the EJV including:

9.1.1	any amendment to the Articles;

9.1.2	any increase or reduction of the registered capital or total investment amount of the EJV;

9.1.3	any termination or dissolution of the EJV;

9.1.4	the creation of any Encumbrance over any property of the EJV;

9.1.5	the merger of the EJV with any other legal entity (whether listed or unlisted), or any division of the EJV;

9.1.6	any transfer of the Equfty Interest by the Parties;

9.1.7	any request by the EJV for the giving of any guarantee by any Party as security for any borrowing or debt of the EJV;

9.1.8	any change to the nature of the Business, the scope of business or the corporate form of the EJV;

9.1.9	the approval of the Business Plan and the Budget and any change to the Business Plan and the Budget;

9.1.10	the incurring of any capital expenditure by the EJV exceeding the amount of US$100,000 (other than as expressly provided for in the Business Plan or the Budget):

9.1.11	any borrowing or the giving of any guarantee by the EJV (other than as expressly provided for in the Business Plan or the Budget): \

9.1.12	the entering into by the EJV of any equipment lease or financing arrangement in an amount exceeding US$100,000 (other than as expressly provided for in the Business Plan or the Budget):

9.1.13	the disposal by the EJV of any asset of an amount exceeding US$100,000 (other than as expressly provided for in the Business Plan or the Budget);

9.1.14	the formation or closure of any subsidiaries, branches or representative offices of the EJV inside or outside of the PRC;

9.1.15	the application for, amendment of, or termination or cancellation of any Permit required for the business operations of the EJV;

9.1.16
the acquisition or disposal of any shares, equity interests or other forms of equity securities in or debt instruments issued by any legal entity (whether listed or unlisted, inside or outside of the PRC):

9.1.17	the commencement or settlement of any litigation, arbitration or other legal proceedings or claim relating to an amount exceeding US$50,000;

9.1.18	the referral, conduct or settlement of any dispute in connection with any Permit of the EJV;

9.1.19
any transaction to which the EJV is a party which is proposed to be entered into with a Party or an Associated Company of any Party of an amount exceeding US$100,000 (other than as expressly provided for in the Business Plan or the Budget);

9.1.20	any transaction to which the EJV is a party where the amount payable by or payable to the EJV exceeds US$100,000 (other than as expressly provided for in the Business Plan or the Budget);

9.1.21	the declaration of any dividend or the making of any other profit distribution by the EJV;

9.1.22	the appointment, dismissal and any decisions relating to the remuneration of the Senior Management Personnel:

9.1.23	the formulation of the organisational structure of the EJV and the internal rules and regulations of the EJV, including any employee handbook;

9.1.24	Jhe pricing and the terms andconditionsofsaleof_Eerrari/Maserati Products;

9.1.25
the definition of the price list of the Network, the recommended retail prices, the allocation of Contract Automobiles -among the members of the Network and the entering into by the EJV, from time to time, Standard Dealership Agreements with new Chinese Dealers;

9.1.26	the powers and duties of the Chief Executive Officer, General Manager, Deputy General Managers and Chief Financial Officer respectively;

9.1.27	any other matters required by the JV Contract or these Articles to be decided by the Board; and

9.1.28	any other matters required by the Relevant Laws and Regulations of the PRC to be decided by the Board.

9.2 Related Transactions

A series of related transactions shall be construed as a single transaction, and any amounts involved in a series of related transactions shall be aggregated to determine whether a matter is one to be decided by the Board.

9.3 Approval

9.3.1
Subject to Article 9.3.2, a resolution of the Board in relation to any matter set out in Articles 9.1.1 to 9.1.27 shall require, to the extent permitted by the Relevant Laws and Regulations of the PRC, the approval of at least 4/7 of the members of the Board including the affirmative votes of the three Directors appointed by Ferrari.

9.3.2	The matters referred to in Articles 9.1.1 to 9.1.6 shall require the unanimous approval of all the Directors.

9.3.3	Any other matters as provided in Article 9.1.28 shall be decided by a simple majority of the Directors present at the relevant Board meeting.

9.4 Quorum

The quorum for any Board meeting shall be five Directors attending in person or by proxy, consisting of at least one Director appointed by each Party, failing which the meeting shall be adjourned to such later date, time and place as the Parties may agree or, if no such agreement is reached, to the same time and place five Business Days after the scheduled date of the meeting adjourned. The Chairman shall give notice of the adjourned meeting to each Director immediately after the adjournment. If any Director fails both to attend a meeting of the Board and to appoint another person to attend the meeting as his proxy, he shall be deemed to have attended such meeting and to have abstained from voting.

9.5 Voting

At each Board meeting, each Director present in person or by proxy shall be entitled to one vote.

9.6 Conflicts of Interest

Each Party acknowledges that each Director is appointed by a Party to represent the interests of the Party that appointed him. That Director, in performing any of his duties or exercising any power, right or discretion as a Director in relation to the EJV, shall be entitled to have regard to and represent the interests of the Party that appointed him or her and to act on the wishes of the Party that appointed him or her except in any particular case where no honest and reasonable director could have formed doing, the Director was acting bona fide in the best interests of the EJV as a whole.

10 BOARD MEETINGS

10.1 Convening Meetings

10.1.1	The Board II meet at least once very six months.

10.1.2	The Chairman may call a Board meeting by giving not less than 10 Business Days’ notice to all Directors and the General Manager.

10.1.3
Directors making up one third or more of the total number of Directors may call a Board meeting by giving notice to the Chairman who shall, giving not less than 10 Business Days notice to all other Directors and the General Manager, convene a Board meeting.

10.1.4	General Manager may call a Board meeting by giving not less than 10 Business Days¡¦ notice to all Directors.

10.2 Notice

10.2.1	The 10 Business Day notice period referred to in Article 10.1 may be abridged by the written consent of all Directors.

10.2.2
A notice convening a meeting of the Board must specify the business to be considered at the meeting and attach to it all Board papers in relation to the business to be considered at the meeting and, subject to Article 10.2.3 and unless otherwise agreed by all Directors, no business shall be transacted at the meeting other than the business specified in the notice.

10.2.3	Each Director may by at least 5 Business Days¡¦ notice to all other Directors before the date scheduled for the Board meeting require additional matters to be discussed at the scheduled meeting.

10.2.4	All notices given under this Article 10 shall be given in both Chinese and English, unless such requirement is waived in writing by the relevant recipient.

10.3 Proxy

10.3.1
Any Director may appoint a person as his proxy for the purposes of voting at a Board meeting provided that the appointment is made in writing and produced at or before the Board meeting to the chairman of the meeting. A person acting as a proxy has the right to count towards the quorum and to exercise the vote of his appointer in addition to the voting rights of the proxy as a Director if the proxy is himself a Director.

10.3.2	Each proxy of an absent Director shall have full power and authority to represent and bind his appointer in all matters decided by the Board within the scope of the functions of the appointer.

10.4 Telephone Meetings

A meeting of the Board shall be held at the principal place of business of the EJV or such other venue as may be agreed by all Directors. A meeting may be held by telephone or video-conferencing, provided that all participants can hear and be heard and are present from the commencement to the close of the meeting.

10.5 Language

Board meetings shall be conducted in Chinese and English with an interpreter present to carry out interpretation to the extent necessary.

10.6 Written Resolutions

A resolution in writing signed by all Directors shall be as valid and effectual as if it had been passed at a duly convened meeting of the Board. Such resolution in writing may consist of one or several documents in identical terms. All written resolutions shall be in both English and Chinese.

10.7 Minutes

The General Manager shall cause to be produced and kept minutes of each Board meeting in both Chinese and English. Minutes of a Board meeting shall be circulated to all Directors at least three Business Days prior to the next Board meeting and shall be tabled at the next Board meeting for approval by the Board.

10.8 Observers

10.8.1
The General Manager (if not also a Director) and any other Senior Management Personnel as agreed by the Board shall be entitled to attend Board meetings as observers, provided that they shall not be entitled to vote or count towards the quorum at any Board meeting.

10.8.2
Either Party may at its own cost designate a reasonable number of professional advisers as it may deem necessary to attend a Board meeting as observers to provide assistance to the Directors appointed by it.

11 MANAGEMENT

11.1 Senior Management Personnel

11.1.1	The EJV shall have one Chief Executive Officer, one General Manager and two Deputy General Managers.

11.1.2
Mr Lee Man Fai Richard shall be appointed as the first Chief Executive Officer. Ferrari shall be entitled to nominate a candidate for the office of the Chief Executive Officer if Mr Lee Man Fal Richard is removed from the office of the Chief Executive Officer for any reason.

11.1.3
Ferrari shall be entitled to nominate a candidate for the office of the General Manager. Poly shall be entitled to nominate a candidate for the office of the Deputy General Manager who is in charge of relationships between the EJV and the Government Authority and the PRC compulsory certification procedures for the cars imported by the EJV. Italian Motors shall be entitled to nominate a candidate for the office o the Deputy General Manager who is in charge of the marketing of the EJV.

11.1.4
Each of the Parties shall procure that the Directors appointed by each of them shall vote to appoint the candidates nominated by each of the Parties in accordance with Article 11.1.2, Article 11.1.3 and Article 12.1.l to be the Chief Exeucitve Officer, the General Manager, the Deputy General Managers and the Chief Financial Officer Officer unless the recommended candidates do not comply with the relevant requirements of the Relevant Laws and Regulations of PRC.

11.1.5	Other Senior Management Personnel may be nominated by any of the Parties and shall be appointed by the Board after consultation with the Chief Executive Officer.

11.2 The Powers and Duties of the Senior Management Personnel

11.2.1	The powers and duties of the Chief Executive Officer, General Manager and Deputy General Managers shall be determined by the Board from time to time.

11.2.2
It is agreed that the Chief Executive Officer shall report to the Board; the General Manager shall report to the Chief Executive Officer; the Deputy General Managers shall report to the General Manager and the Chief Financial Officer shall report to the General Manager.

11.2.3
The General Manager shall prepare and the Chief Executive Officer shall submit to the Board a draft Business Plan for the EJV for the following Financial Year no later than two months before the end of each Financial Year (except the first Business Plan which shall be agreed by the Parties prior to the execution of the JV Contract and ratified by the Board with effect from the Establishment Date). The Board shall approve the draft Business Plan within 20 Business Days after receipt with any amendments that the Board requires.

11.2.4
The General Manager shall prepare and the Chief Executive Officer shall submit to the Board, on a monthly basis within five Business Days after the end of each month, an interim business report on the activities and prospects of the EJV, showing the performance of the EJV against the Business Plan. The form of the monthly business reports shall be determined by the Board and shall comply with each Party’s reporting requirements.

11.3 Term of Office

11.3.1	The term of office for each of the Senior Management Personnel shall be one year.

11.3.2
Any Senior Management Personnel may be removed and replaced at any time by the approval of at least 4/7 of the members of the Board including the affirmative votes of the three Directors appointed by Ferrari, subject to the provisions of the employment contract of the relevant Senior Management Personnel and the requirements of Relevant Laws and Regulations of the PRC.

11.4 Non-Compete

Unless otherwise approved by the Board, the Senior Management Personnel may not engage in the same type of business as that of the EJV, whether for their own accounts or that of others, nor engage in activities which will jeopardize the interest of the EJV.

12 ACCOUNTING AND FINANCE MANAGEMENT

12.1 Chief Financial Officer

12.1.1	Ferrari shall be entitled to nominate a candidate for the office of the Chief Financial Officer who shall be approved by the Board.

12.1.2
Under the supervision of the General Manager, the Chief Financial Officer shall be responsible for the financial management of the EJV. The Chief Financial Officer shall report to the General Manager and shall be responsible for preparing the Budget and the financial statements of the EJV and carry out other duties as delegated by the Board from time to time.

12.2 Finance Manager

12.2.1	It is agreed that Poly Technologies is entitled to nominate a candidate for the office of the finance manager who shall be subject to approval of the Board.

12.2.2
The finance manager appointed under Article 12.2.1 shall report to the Chief Financial Officer and assist the Chief Financial Officer in PRC accounting matters, taxation matters and the preparation of financial reports in compliance with reporting requirements for state-owned companies.

12.3 Accounting Requirements

12.3.1
The EJV shall maintain complete, fair and accurate financial and accounting books and records satisfactory to the Parties and the Board in accordance with the Relevant Laws and Regulations of the PRC, PRC GAAP and, to the extent that a matter is not covered by PRC GAAP, in accordance with lAS. In any event, the EJV shall prepare for each Financial Year pro-forma financial statements in accordance with lAS. The EJV’s account shall use the internationally used accrual basis and debit and credit accounting system.

12.3.2	The accounting rules and procedures to be adopted by the EJV shall be prepared by the Chief Financial Officer and submitted to the Board for approval in accordance with Article 9.3.

12.3.3	RMB shall be used as the unit of account by the EJV in its day-to-day financial accounting.

12.3.4	Accounting records, vouchers, books, financial statements and reports of the EJV shall be made and kept in Chinese and English.

12.4 Financial Information and Budget

12.4.1	The Chief Financial Officer shall prepare and submit to the General Manager the following information as soon as reasonably practicable and no later than the dates set out below:

(i)
monthly unaudited management accounts (including (i) a detailed profit and loss account, balance sheet, cash flow statement and cash flow forecast for the next three months and (ii) a review of the Budget including a reconciliation of results against the Budget) within five Business Days after the end of each month;

(ii)
a draft Budget for the EJV for the following Financial Year no later than three months before the end of each Financial Year, such draft Budget being broken down on a monthly basis and containing a cash flow forecast and a balance sheet showing the projected position of the EJV as at the end of the following Financial Year;

(iii)	the unaudited results of the EJV for each Financial Year within 20 Business Days after the end of the Financial Year;

(iv)	audited financial statements for each Financial Year within four months after the end of the Financial Year; and

(v)	such further information relating to the Business or financial condition of the EJV as any Party may reasonably require or for tax purposes of the Party in and outside the PRC.

12.4.2
After review by the General Manager, the information and statements as set out in Article 12.4.1 (i)-(v) shall be submitted to the Chief Executive Officer for review and further submission to the Board. The Board shall approve the draft Budget within 20 Business Days after receipt with any amendments that the Board requires.

12.5 Auditing and Internal Controls

12.5.1
The Board shall establish an audit committee consisting of at least one Director appointed by each Party. The audit committee shall review the audited accounts prepared by the Auditor and discuss with the Auditor the accounting policies to be adopted. The audit committee shall report to the Board directly.

12.5.2
The Auditor shall conduct an audit of the financial statements of the EJV after the end of each Financial Year and produce an audit report and audited accounts of the EJV within three months after the end of that Financial Year.

12.5.3	All important financial and accounting records and statements shall require the approval and signature of the General Manager and the Chief Financial Officer.

12.6 Access to Information and Independent Audit

12.6.1
Each Party may require the EJV to make available its books and records to duly authorised representatives of the Party for inspection, examination, audit and copying at the expense of such Party at any time during normal business hours of the EJV.

12.6.2
Each Party may conduct an independent audit of the Business and operations of the EJV once a year itself or through an independent auditor at its own cost. The EJV shall ensure that all reasonable assistance and access to records and documents are provided to the auditing Party.

12.7 Bank Accounts

12.7.1
After the Establishment Date, the EJV shall, subject to the approvals of Government Authorities, open a foreign exchange account and a RMB account at such banks or financial institutions as may be approved by the Board from time to time provided that, in the case of the EJV’s foreign exchange account, the bank or financial institution is a designated foreign exchange bank and is authorised to accept foreign exchange deposits in the PRC from the EJV.

12.7.2	The EJV may, subject to the approval of SAFE and of the Board, open foreign exchange accounts with financial institutions outside the PRC in accordance with its operational needs.

13 LABOUR MANAGEMENT

13.1 Compliance with Law

All matters relating to the recruitment, employment, discipline, dismissal, resignation, wages, labour protection, welfare benefits, and labour discipline of the staff of the EJV shall be dealt with in accordance with the Relevant Laws and Regulations of the PRC.

13.2 Recruitment

13.2.1	Unless otherwise provided in these Articles, each staff member recruited by the EJV must satisfy the qualification criteria formulated by the General Manager and approved by the Board.

13.2.2	The EJV shall give full consideration to any suitably qualified staff nominated by a Party or any of its Associated Companies with a view to considering his possible appointment by the EJV.

13.2.3
Where it would be beneficial to the EJV’s business development, the EJV shall give full consideration to any qualified staff nominated by a Party and its Associated Companies with a view to considering his possible secondment to the EJV. Subject to Article 13.4 and unless otherwise provided in these Articles, the terms of such secondment shall be formulated by the General Manager and approved by the Board.

13.2.4
Notwithstanding Articles 13.2.2 and 13.2.3, the EJV shall not, however, be obliged to employ any staff from any Party or any of its Associated Companies and shall endeavour to recruit staff with the mixture of experience and expertise best suited to ensuring the commercial success of the EJV.

13.3 Responsibility

13.3.1	Each Party shall procure that all staff members seconded by it to the EJV shall act in the best interests of the EJV.

13.3.2	The EJV shall be responsible for remunerating each person seconded to the EJV or employed by the EJV under Article 13.2.

13.4 Expatriate Terms

13.4.1
The Parties agree that the terms of employment of expatriate staff shall be determined in accordance with Ferrari¡¦s expatriate employee policies with reference to the terms of employment of comparable expatriate personnel in other 5mb-foreign joint ventures in the automotive industry.

13.4.2
The Parties agree that the EJV shall bear any and all of the wages, premiums, reimbursements and any other costs in connection with the secondment and the relocation of Ferrari¡¦s technical personnel who have been working or will be working in the PRC for the EJV on a full time basis for more than six months to provide support, training and other services to the EJV for the purpose of achieving the objectives of the Business Plan.

13.5 Trade Union

Employees of the EJV may establish a trade union and carry out trade union activities in accordance with the Relevant Laws and Regulations of the PRC.

14 TAXES AND PROFIT DISTRIBUTION

14.1 Taxes

14.1.1	The EJV shall pay Tax in accordance with the provisions of the Relevant Laws and Regulations of the PRC.

14.1.2
The Parties shall procure that the EJV shall use its best endeavours to obtain the most preferential Tax treatment obtainable under the Relevant Laws and Regulations of the PRC and relevant policies of Government Authorities from time to time.

14.2 Profit distribution

14.2.1
In each Financial Year, the EJV shall set aside an amount as determined by the Board from its distributable after-tax profits for allocation to the reserve fund, the enterprise development fund and the bonus and welfare fund for staff and workers in accordance with the Relevant Laws and Regulations of the PRC.

14.2.2	Profits may not be distributed before any losses of previous years have been made up. Remaining undistributed profits from previous years may be distributed together with those of the current year.

14.2.3
Subject to Articles 14.2.1 and 14.2.2, the EJV shall distribute to the Parties in proportion to their respective Equity Interests such amount of the EJV’s profits lawfully available for distribution in each Financial Year after making reasonable provision as may be determined and approved by the Board.

15 FOREIGN EXCHANGE

15.1 General Provisions

The EJV shall conduct any foreign exchange transactions in accordance with the Relevant Laws and Regulations of the PRC.

15.2 Payments to Ferrari

15.2.1
To the extent permitted by the Relevant Laws and Regulations of the PRC and unless otherwise requested in writing by Ferrari, all payments from the EJV to Ferrari or its Associated Companies shall be made in US Dollars. Ferrari may, with reasonable prior notice to the EJV, at its sole discretion require such payments to be made in other currency, including Euros.

15.2.2
Payments for the purchase of Ferrari/Maserati Products shall be made to Ferrari and/or its Associated Companies (i) against letter of credit within 30 days from Deliveries until 31 December 2004, and (ii) against letter of credit at sight or equivalent instrument upon Deliveries starting from 1 January 2005.

15.2.3
The EJV shall purchase foreign exchange for remittance of any profit to be distributed to, any capital to be recovered by, and any royalties to be collected by, Ferrari in an account designated by Ferrari outside the PRC. For this purpose, all exchange and remittance expenses shall be borne by the EJV.

16 JOINT VENTURE TERM

16.1 Joint Venture Term

The Joint Venture Term of the EJV shall be 10 years from the Establishment Date.

16.2 Extension of Joint Venture Term

Subject to unanimous approval of the Board, the Parties may file an application with the Approval Authorities for extending the Joint Venture Term at least six months prior to the expiry of the Joint Venture Term.

17 TERMINATION

17.1 Termination upon Expiry of Joint Venture Term

Unless terminated earlier in accordance with its terms, the JV Contract shall terminate upon the expiry of the Joint Venture Term.

17.2 Unilateral Termination by either Italian Motors or Poly Technologies

17.2.1	For the purposes of Article 17.2.2, an ¡§Italian Motors or Poly Technologies Termination Event¡¨ shall occur when:

(i)	(unless waived by Italian Motors and Poly Technologies) Ferrari or Maserati fails to execute and deliver in accordance with the JV Contract any Transaction Document to which it is a party;

(ii)
Ferrari or Maserati commits a material breach of one or more of the Transaction Documents to which it is a party, which material breach is not remedied within 20 Business Days after receipt of a notice from Italian Motors or Poly Technologies or the EJV requiring remedy; or

(iii)	Ferrari becomes bankrupt or insolvent or enters into or is subject to any analogous proceedings (whether voluntary or otherwise), ceases to carry on its business.

17.2.2
Within 20 Business Days after the occurrence of an Italian Motors or Poly Technologies Termination Event, without prejudice to the accrued rights and liabiHties of the Parties, Italian Motors or Poly Technologies, as the case may be, may, by notice to Ferrari, terminate the JV Contract, liquidate the EJV and the provisions of Article 18.1 shall apply.

17.3 Unilateral Termination by Ferrari

17.3.1	For the purposes of Article 17.3.2, a “Ferrari Termination Event” shall occur when:

(i)	(unless waived by Ferrari) Italian Motors or Poly Technologies or EJV fails to execute and deliver in accordance with the JV Contract any Transaction Document to which it is a party;

(ii)
Italian Motors or Poly Technologies commits a material breach of one or more of the Transaction Documents to which it is a party, which material breach is not remedied within 20 Business Days after receipt of a notice from Ferrari requiring remedy;

(iii)	Italian Motors or Poly Technologies fails to satisfy any warranties and representations under the JV Contract;

(iv)
any step is taken by any person or Government Authority with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or any part of the assets of the EJV, or the assets used by the EJV in connection with the carrying on of its business;

(v)	the Approval Authority conditions the granting of approval in relation to any Transaction Document on making changes to such Transaction Document which are not acceptable to Ferrari;

(vi)
the business scope of the EJV that is approved by the Approval Authority and as set out in the Business Licence is materially different from that set out in these Articles and is unacceptable to Ferrari in the approved form;

(vii)
after the Establishment Date, any Government Authority requires any provision of one or more of the Transaction Documents to be revised or imposes conditions or restrictions on the implementation of one or more of the Transaction Documents;

(viii)
any Government Authority promulgates a new PRC law, regulation or directive or a new interpretation or amendment of an existing PRC law, regulation or directive, and as a result Ferrari or Maserati is unable to derive the full benefit of any material term of one or more of the Transaction Documents;

(ix)
either Italian Motors or Poly Technologies is declared bankrupt or has a liquidation committee appointed in relation to its assets or business, ceases to carry on its business, or is unable to pay its debts as and when they fall due;

(x)	a change of Control occurs in relation to Italian Motors or Poly Technologies; or

(xi)	the Export/Distribution Agreements between Ferrari and the EJV terminate for whatever reason.

17.3.2
Within 20 Business Days after the occurrence of a Ferrari Termination Event, without prejudice to the accrued rights and liabilities of the Parties, Ferrari may, by notice to Italian Motors and Poly Technologies, terminate the JV Contract, liquidate the EJV and the provisions of Article 18.1 shall apply.

17.4 Termination in Other Circumstances

17.4.1	The JV Contract may be terminated at any time by mutual agreement between the Parties.

17.4.2	If:

(i)	a Force Majeure Event occurs;

(ii)	as a result of the Force Majeure Event, the EJV is unable to operate effectively for a continuous period of 90 days from the date on which the Force Majeure Event occurs; and

(iii)	the Parties are unable to agree on how to mitigate the impact of the Force Majeure Event on the operations of the EJV in a manner acceptable to all the Parties during such 90-day period,

then each of the Parties shall have the right to, by notice to the other Parties within 20 Business Days after the expiry of the 90-day period, terminate the JV Contract, liquidate the EJV and the provisions of Article 18.1 shall apply.

17.4.3
If any of the following events occurs, unless the event in question occurred for any reason attributable to it, each of the Parties may, by notice to the other Parties within 20 Business Days after the date of occurrence of such event, withdraw from the EJV at no cost or penalty and terminate the JV Contract, and, if the EJV has been established by that time, liquidate the EJV and the provisions of Article 18.1 shall apply:

(i)	the EJV fails to obtain the Permits on terms consistent with the JV Contract;

(ii)	any Permit of the EJV has been issued subject to a condition or requirement which is, in the reasonable opinion of that Party, unacceptable to it; or

(iii)
there occurs a material adverse change in the PRC import and distribution of passenger sportscars business, the PRC economy or the financial condition of the other Parties between the date of the JV Contract and the Establishment Date.

17.4.4
The Parties hereby acknowledge and agree that in the event of expiration or termination for whatever reason of the Export/Distribution Agreement, the Parties shall deem the JV Contract automatically terminated, liquidate the EJV and the provisions of Article 18.1 shall apply.

18 EXIT OPTIONS

18.1 Dissolution and Liquidation

18.1.1
If the JV Contract is terminated for any reason, each Party shall procure the Directors appointed by it under these Articles to vote in favour of, and apply to the Approval Authorities for, the liquidation and dissolution of the EJV.

18.1.2
If the JV Contract is terminated, all remaining assets of the EJV (fixed or otherwise) after payment of all the outstanding liabilities of the EJV shall be liquidated and the proceeds of such liquidation shall be distributed to the Parties in accordance with their respective Equity Interests.

18.1.3
Any dissolution and liquidation shall take place in accordance with the provisions of these Articles, the Foreign Invested Enterprise Liquidation Procedures and other Relevant Laws and Regulations of the PRC.

18.1.4	Termination of the JV Contract or dissolution of the EJV for any cause shall be without prejudice to the rights and liabilities of the Parties accrued at the time of termination or dissolution.

18.2 Call Option & Put Option

Ferrari, or through its nominee (as the case may be), shall have call/put options in accordance with Clauses 28.2, 28.3 and 28.4 of the JV Contract.

19 SETTLEMENT OF DISPUTES

19.1 Consultation

The Parties shall use their reasonable endeavours to settle any dispute, controversy or claim in connection with these Articles through friendly consultations.

19.2 Choice of Arbitration

19.2.1
In case no settlement can be reached through consultations within 60 Business Days after the date of notification by one Party to the other Parties, then such dispute, controversy or claim, including a dispute as to the validity or existence of these Articles, shall be resolved by arbitration conducted in English by a sole arbitrator pursuant to the Rules of the International Chamber of Commerce (“ICC”). The venue of arbitration shall be in London.

19.2.2
The sole arbitrator shall be appointed by unanimous agreement of the Parties within 10 days following the notice by which one of the Parties communicates to the other Parties its intention to activate the arbitral proceeding. If the Parties do not reach an agreement upon the appointment of the sole arbitrator within said term, the Parties shall refer to ICC for appointment of the sole arbitrator and ICC shall appoint the latter within 20 Business Days from the request by the Parties.

19.2.3
The sole arbitrator shall draw up and submit to the Parties for signature the terms of reference within 21 days of receiving the file. The terms of reference shall not include the list of issues to be determined.

19.2.4	The arbitral award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

19.2.5
The arbitral award may be enforced in any court having competent jurisdiction. The arbitration expense and costs incurred by the winning Party or Parties shall be paid by the losing Party or Parties and the arbitral tribunal shall have the power to make an award in respect thereof. If it becomes necessary for a Party to enforce an arbitral award by legal action of any kind, the defaulting Party shall pay all reasonable costs and expenses and attorney’s fees, including any cost of additional litigation or arbitration that may be incurred by the Party seeking to enforce the award.

19.3 Continual Performance

During the period when a dispute is being resolved, the Parties shall in all respects other than the issue(s) in dispute continue their performance of the JV Contract.

20 DISSOLUTION AND LIQUIDATION

20.1
In the event that the JV Contract is terminated for any reason and the EJV is to be liquidated, the liquidation shall take place in accordance with the Foeign Invested Enterprise Liquidation Procedures and other Relevant Laws and Regulations of the PRC. The liquidation commencement date shall be the date of expiration of the Joint Venture Term, or the date on which dissolution of the EJV is approved by the Approval Authorities or the date on which the JV Contract is terminated by judgment of a competent People’s Court or by award of a competent arbitration institution (the “Liquidation Commencement Date”).

20.2
The Board shall appoint by simple majority vote a committee (the Liquidation Committee¡¦) within 15 days from the Liquidation Commencement Date. The Liquidation Committee shall have the power to represent the EJV in all legal matters.

20.3	The term of liquidation shall not exceed 180 days unless extended in accordance with the Foreign Invested Enterprise Liquidation Procedures or other Relevant Laws and Regulations of the PRC.

20.4
The Liquidation Committee shall be made up of seven members, of which three shall be recommended by Ferrari, two shall be recommended by Italian Motors and two shall be recommended by Poly Technologies. Members of the Liquidation Committee may be directors of the EJV, and they may also be professional advisors, such as accountants and lawyers. The Board shall report the formation of the Liquidation Committee to the Approval Authorities and the department in charge of the EJV, if required.

20.5
If any Party fails to recommend any candidate(s) to the Liquidation committee for appointment by the Board within 10 days following receipt of a written notice from the Chairman requesting such recommendation, then such Party shall be deemed to have breached the JV Contract and these Articles.

20.6
Decisions of the Liquidation Committee on all the matters regarding the liquidation of the EJV shall be made by the affirmative vote of at least 4/7 of the members of the Liquidation Committee including the affirmative votes of the three members recommended by Ferrari. Liquidation carried out under this Article shall not be deemed to have met with any obstacle merely due to any failure by the members of the Liquidation Committee to reach an unanimous decision on any matter.

20.7	The powers of the Liquidation Committee shall be as set out in the Foreign Invested Enterprise Liquidation Procedures and other Relevant Laws and Regulations of the PRC (if any).

20.8
The EJV shall, within 7 days from the Liquidation Commencement Date send written notification of the name and address of the EJV, the reason for liquidation, the Liquidation Commencement Date and so forth to relevant authorities including the Approval Authorities, SAIC, PRC Customs, SAFE, the State Administration of Taxation, the EJV’s bankers, and SAAC. The Liquidation Committee shall, within 10 days of its establishment, send a notice to known creditors requesting them to submit their claims and, within 60 days of its establishment, publish at least two announcements in both a national and Shanghai level newspaper, the first of which shall be published within 10 days of the date of establishment of the Liquidation Committee.

20.9
The Liquidation Committee shall value and liquidate the EJV’s assets in accordance with the Relevant Laws and Regulations of the PRC and the principles set out herein. The Liquidation Committee shall conduct a thorough examination of the EJV’s assets and liabilities, on the basis of which it shall develop a liquidation plan (the “Liquidation Plan”) which, if approved by the Board shall be submitted to the Approval Authorities for the record, and executed under the Liquidation Committee’s supervision.

20.10
In developing and executing the Liquidation Plan, the Liquidation Committee shall use every effort to obtain the highest possible price for the EJV’s assets in whatever form. Consideration shall be given to sale of the EJV’s assets or business by public auction or by tender open to domestic and foreign bidders with a view towards obtaining prices at international market rates. The Parties shall have a pre-emptive right as against any third party to purchase any of the EJV’s assets under the same terms and conditions. If necessary, Renminbi shall be converted to foreign exchange in accordance with the Relevant Laws and Regulations of the PRC for such purpose. Any expenses related to the conversion of Renminbi to foreign exchange shall be considered a liquidation expense.

20.11 The liquidation expenses, including:

20.11.1	remuneration to members of the Liquidation Committee;

20.11.2	other expenses required for the administration, selling off and distribution of the EJV’s property which is to be liquidated;

20.11.3	expenses for announcements, court costs and arbitration costs; and

20.11.4	other expenses payable during the course of the liquidation (together “Liquidation Expenses”)

shall be paid out of the EJV’s liquidation assets in priority to the claims of other creditors.

20.12	Claims of creditors in respect of debts secured by property prior to the Liquidation Commencement Date shall have a right to receive payment from such property on a priority basis.

20.13	After payment of Liquidation Expenses on a priority basis out of the liquidated property of the EJV, the EJV’s debts shall be paid off in the following priority order:

20.13.1	wages and salaries and labour insurance premiums for staff and workers;

20.13.2	taxes imposed by the State;

20.13.3	other debts.

20.14
The EJV’s property may not be distributed prior to payment of the EJV’s Liquidation Expenses and clearance of all the EJV’s debts. After the liquidation or division of the EJV’s assets and the settlement of all of its outstanding debts, the balance of the EJV’s assets (if any) shall be distributed to the Parties in proportion to their respective contributions to the aggregate registered capital of the EJV.

20.15
On completion of alt liquidation procedures, the Liquidation Committee shall submit a liquidation report approved by the Board to the Approval Authorities for the record, hand in the Business License to the original registration authority and complete all other formalities for nullifying the EJV’s registration. Ferrari and Italian Motors shall each have a right to obtain copies of all of the EJV’s accounting books and other documents but the originals thereof shall be left in the care of Poly Technologies.

20.16
If at any time during the course of the liquidation, it is ascertained that the EJV’s property is not sufficient to pay off all its debts, the Liquidation Committee will apply to the competent People’s Court to declare the EJV insolvent. If the EJV is declared insolvent, the liquidation of the EJV shall be handled in accordance with the Relevant Laws and Regulations of the PRC applicable to insolvent liquidation of foreign investment enterprises in force at the relevant time.

21 MISCELLANEOUS

21.1 Assignment

Save as expressly provided in these Articles, no Party may assign its rights and obligations under these Articles without the prior written consent of the other Parties.

21.2 Notices

21.2.1	All notices and communications between the Parties shall be in writing and shall be written in English and may be delivered by hand, courier or fax to the following addresses:

Poly Technologies
Address: 11/F Poly Plaza, 14 Dongzhimen Nandajie,
Dongcheng District
Beijing, PRC
Attention: Mr Kang Deli
Facsimile: +86-10-65004484

Italian Motors
Address: 90 Sung Wong Toi Road, To Kwa Wan
Kowloon, Hong Kong
Attention: Mr Lee Man Fai Richard
Facsimile: +852-25371121

Ferrari
Address: Via Abetone Inferiore 4
41053 Maranello (Modena)
Italy
Attention: Mr Paolo Scortichini
Facsimile: +39-0536-949745

21.2.2	Notices shall be deemed to have been delivered at the following times:

(i)	if by hand, on reaching the designated address subject to proof of delivery;
(ii)	if by courier, the fifth Business Day after the date of dispatch; and
(iii)	if by fax, -upon generation of- a confirmation of successful transmission report by the sender’s fax machine indicating completed uninterrupted transmission.

21.2.3	During the Joint Venture Term, each Party may change its particulars for receipt of notices at any time by notice given to the other Parties in accordance with this Article 21.2.

21.3 Costs

Save as otherwise provided in these Articles, each Party shall bear its own legal and other professional costs in relation to the preparation, negotiation and entry into of the Transaction Documents.

21.4 Articles

In case of any inconsistency between the Articles and the JV Contract, the JV Contract shall prevail.

21.5 Languages and Copies

These Articles shall be written in the Chinese and English languages in six originals of each. Where there is any discrepancy between the two versions, the English version shall prevail. Each Party and the EJV shall retain one original of each version in each language.

21.6 Effective Date

These Articles shall come into force subject to approval by the Approval Authorities. If the Approval Authorities do not grant their approval to these Articles within 180 days after the date of these Articles, unless the Parties agree to an extension, any Party shall have the right to cancel these Articles by prior written notice to the other Parties.

21.7 Amendments

No amendment of any provision of these Articles shall be valid or binding on a Party unless made in writing and duly executed by that Party and, where required under the Relevant Laws and Regulations of the PRC and policies of the Government Authorities, approved by the relevant Approval Authorities. These Articles were entered into by the duly authorised representatives of the Parties on __________________ 2004.

Poly Technologies, Inc.

Legal Representative/Authorised Representative
Name:

Italian Motors (Sales & Service) Ltd

Legal Representative/Authorised Representative
Name:

Ferrari

Legal Representative/Authorised Representative
Name: